PROMISSORY NOTE (the “Note”)

USD $ 23,281	August 31, 2017

FOR VALUE RECEIVED, PREAXIA HEALTH CARE PAYMENT SYSTEMS INC (the “Promisor”) acknowledges itself to be indebted to and does unconditionally promise to pay to the order of 2001033 Alberta Ltd. (the “Holder”), at such place as the Holder may designate, in lawful money of the United States of America, the principal amount of TWENTY THREE THOUSAND AND TWO HUNDRED AND EIGHTY ONE DOLLARS (USD $23,281) with no interest payable thereon.

1.	Interest. The principal amount of this Note outstanding from time to time shall not bear interest at anytime.
2.	Maturity Date. The principal amount of this Note shall be due and payable within thirty (30) days following the date when the Holder gives notice and demands repayment of the Note.
3.	Events of Default. The occurrence of any one of the following events shall constitute an event of default (each, an “Event of Default”):
(a)	any failure by the Promisor to perform or comply with any of the covenants contained in this Note;
(b)	if the Promisor:
(A)	is adjudged or declared bankrupt;
(B)	makes an assignment for the general benefit of its creditors or institutes any proceeding or takes any action seeking to adjudicate it a bankrupt or petitions or applies to any court or other authority having jurisdiction for the appointment of a receiver, custodian, interim receiver, liquidator, trustee or similar person (a “Representative”) for it or makes a proposal or files a notice of intention to make a proposal with respect to itself or commences any proceedings for the restructuring of its debts under any domestic or foreign law relating to bankruptcy, insolvency, reorganization, compromise of debts or other laws;
(C)	suffers the appointment of any Representative for itself or any of its property; or
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(c)	if any Promisor denies or takes any action to challenge the validity, legality, binding nature or enforceability of the terms of this Note, or if any court of competent jurisdiction grants a final order invalidating or declaring unenforceable any of the terms of this Note by an order which is not or ceases to be subject to further appeal or from which an appeal has not been taken within the applicable time limits.
4.	Remedies. Upon the occurrence of an Event of Default, the Holder may declare the principal amount then outstanding and all fees and other amounts owing hereunder to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Promisor, and it is expressly understood and agreed that the rights and remedies of the Holder under this Note are cumulative and are in addition to and not in substitution for any other rights and remedies provided by law.
5.	Payment Application. Each payment hereunder shall be applied first towards unpaid fees (if any) and then towards principal. Each payment to the Holder under this Note shall be paid at such place as the Holder may from time to time direct.
6.	Prepayment and Reserved Conversion. The Promisor shall be entitled to prepay all or any part of the indebtedness evidenced by this Note, without notice, bonus or penalty, provided that the Holder has reserved the right and option to convert the Note in accordance with Paragraph 3.
7.	Security. The Note is unsecured.
8.	Enforcement. All reasonable costs and expenses incurred and paid by the Holder in connection with the enforcement of this Note shall be for the account of the Promisor and shall bear interest from the date of demand of such costs and expenses at the rate of 10% per annum.
9.	Enurement. This Note shall be binding upon and enure to the benefit of the Promisor and the Holder and their respective successors and assigns.
10.	Waiver, Etc. The Promisor hereby waives presentment, notice of dishonour, protest and notice of protest. No failure or delay by the Holder in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right exclude further exercise thereof or the exercise of any other right.
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11.	Governing Law. This Note shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

DATED this 31st day of August, 2017.

PREAXIA HEALTH CARE PAYMENT SYSTEMS INC.
By:	/s/ Tom Zapatinas
Name: Tom Zapatinas
Title: President I have authority to bind the Corporation.

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